Exhibit 10.15

Construction Contract for Construction Project

(GF-1999-0201)

Prepared by the State Administration for Industry and Commerce, Ministry of Construction of the People’s Republic of China

Construction Contract for Construction Project

Part I Agreement

Employer (full name): Shenzhen Jiana Technology Co., Ltd. (hereinafter referred to as Party A)

Contractor (full name): Jiangsu Nantong Sanjian Holdings (Group) Co., Ltd (hereinafter referred to as Party B)

In accordance with the Contract Law of the People’s Republic of China, the Construction Law of the People’s Republic of China, the Property Law of the People’s Republic of China and other relevant laws and regulations, and in compliance with the principles of equality, voluntariness, justice and good faith, both parties negotiate an agreement on the construction matters of this construction project and formulate this contract.

I. Project Overview

Project name: Hakka Business Street of Immigrant Culture Plaza

Project location: Shuntian Town, Dongyuan County, Heyuan City, Guangdong Province

Project content: The construction area of the project is about 60,000m2, including civil engineering, indoor installation project, decoration works, landscape greening, road and pipe system of residential area and ancillary supporting project.

Structure type: frame structure (three storeys)

Complex project shall be attached with the schedule of the projects contracted by the contractor (Annex 1)

Project approval number:

Capital source: self-raising

II. Contracting scope and mode of the project

Contracting scope: general contracting construction within the scope of project design and construction drawings. including Civil engineering and indoor installation project, decoration works, landscape greening, road and pipe system of residential area and ancillary supporting project such as fire control, lightning protection, piped gas, termite control, elevator, intelligent installation, electromechanical installation and outdoor water and electricity installation.

Contracting method: the project shall be contracted by Party B for general construction with labor and materials, qualified quality, safe construction, construction period and civilized construction.

III. Contract schedule

The contract period will be 180 days, and the commencement date shall be calculated from the day after Party A issues the commencement notice.

IV. Quality standard

Project quality standard: qualified

V. Contract price

Amount (in words): provisional SAY RMB SEVENTY MILLION YUAN OMLY

￥: 70,000,000 yuan (settled according to the agreement)

VI. Contractual documents

Documents constituting the contract include:

1. Contract agreement

2. Notice of winning bid

3. Tender and its annexes

4. Special terms of this contract

5. General terms of this contract

6. Standards, specifications and relevant technical documents

7. Drawings

8. Bill of quantities

9. Project quotation or budget statement

Any written agreement or document concerning the discussion of and changes to the project concluded between both parties shall be regarded as an integral part of this contract.

VII. The interpretation of relevant terms in the Agreement shall be the same as those respectively defined in the General Terms in Part II of this Contract.

VIII. The Contractor promises to carry out and complete all construction works for the Employer in accordance with the contract agreement hereunder, and will undertake the responsibility of project quality warranty within the quality warranty period.

IX. The Employer shall make commitments to the Contractor to pay the contract prices and other payables in compliance with the time limit and manner agreed in this Contract.

X. Execution of the contract

Signing date: December 28, 2017

Signing place: Guangzhou City, Guangdong Province

The parties hereto agree that: this Contract shall be concluded when the legal representatives or entrusted agents of both parties signed and affixed with the official seal of both parties or the special seal for contract. After the project is completed and delivered to Party A for use, settlement and payment by Party A (excluding warranty fund), the other clauses shall be terminated except that the relevant warranty clauses are still in force, and the relevant warranty clauses shall be terminated upon the expiration of the warranty period.

Part III Special Terms

I. Definitions of terms and contract documents

2. Contract documents and explanation sequence

Contract documents composition and interpretation sequence: the documents are composed of the Contract Agreement, Notice of Winning Bid, Tender and its annexes, special terms of the Contract, general terms of Contract, construction drawings, standards, specifications and relevant technical documents, bill of quantities and project quotation. The sequence of interpretation shall be in accordance with the General Terms.

3. Language, applicable laws, standards and specifications

3.1 Except for Chinese, the contract also uses / (language).

3.2 Applicable laws and regulations

Laws and administrative regulations needed to be expressed: The laws and regulations of the state, the department rules of the province and the city, and the local regulations.

3.3 Applicable standards and specifications

Name of applicable standards and specifications: It shall be implemented in accordance with the Code for Construction and Acceptance of Building Installation Projects, the Compulsory Provisions of Engineering Construction Standards and the technical operation specifications and standards for construction and safety projects in Guangdong Province.

Time of standards and specifications provided by the Employer:           /

Agreement when there is no corresponding domestic standard and specification: it shall be implemented according to the standards jointly agreed by Party A, Party B and the Supervisor.

4. Drawings

4.1 The Employer provides the Contractor with dates and number of sets of drawings: the Employer shall provide the Contractor with eight sets of complete construction drawings before the project starts

Employer’s confidentiality requirements on the drawings: internal only

Requirements and costs on using of foreign drawings:           /

II. General rights and obligations of both parties

1. Obligations and responsibilities of Party A:

1.1 Party A shall cooperate to complete the following work by the appointed time and requirement:

(1) Party A shall provide temporary facilities, sites and connections for domestic water, electricity and construction electricity within 100 meters of the site.

(2) The construction site shall meet the requirements of “three supplies and one leveling” (links to the water, electricity and road and site levelling) for commencement of construction.

(3) The delivery and acceptance requirements of benchmark and coordinate control point: comply with construction requirements.

(4) Party A shall have the right to supervise the specific implementation methods of Party B; Party B shall report the contact information of the site project manager to the site representative of Party A during the construction period.

(5) Other work to be done by Party A agreed by both parties: if any quality problem is found, Party A may immediately require Party B to rectify it; Party A shall be responsible for timely payment of the project delay and expenses; Party A shall pay the project payment according to the provisions of the Contract. If the project payment is not paid due to Party A’s reasons, Party A shall bear the relevant expenses.

1.2 Work entrusted by Party A to Party B: subject to the actual situation of construction.

2. Obligations and responsibilities of Party B:

2.1 Party B shall complete the following work by the appointed time and requirement:

(1) Party B shall undertake the security work of construction and responsibility and requirement on construction lighting: Party B shall be responsible for and bear the necessary expenses. And shall purchase labor safety insurance and pay labor security deposit for the construction personnel, which shall be implemented in accordance with the provisions of the State.

(2) Requirements for office premises and facilities provided to the supervision company: Party B shall provide 1 office space with water and electricity and 3 sets of desk and chair office facilities free of charge, and bear the water and electricity costs.

(3) Party B shall prepare the construction organization plan and submit it to Party A for approval, and organize the construction on site according to this plan.

(4) Party B shall provide its own generators to ensure the continuous construction, and the power generation cost shall be calculated according to the relevant power generation shift standards of the quota (the power generation equipment shift must be certified before settlement).

5. Engineers assigned by supervision units

Name: ___________ Position: General Supervision Engineer

5.1 Functional authorities entrusted by the Employer: control the quality, progress and safety of the construction phase of the project, and organize and coordinate the work on site.

5.2 Functions and powers executed after obtaining approval of the Employer: 1. Workload of design change and certification increase or decrease; 2. Commence order, cease work order and back-to-work order;

6. Engineer dispatched by the Employer

Name: ___________ Position: project manager

Functions and powers: control over project quality, duration and investment.

6.1 Engineers’ functions and powers without supervision rights:           /

7. Project manager

Name: Zhao Hui Position: Project manager

8. Works of the Employer

8.1 The Employer shall complete the following work by the appointed time and requirement:

(1) Requirements and the completion time for the construction site that possesses construction conditions:

(2) The time, location and supply requirements of connecting the construction required water, electricity, telecommunication lines to the construction site: the water and electricity supply must be connected within 50 meters of the central point of the proposed building and meet the needs during the construction period before MM/DD, 2017.

(3) The opening time and requirements of the channel between construction site and public road: the road will be connected to the construction site and will be unblocked during the construction period by MM/DD, 2017.

(4) The supplying time of project geology and underground pipelines material: the Employer shall provide Contractor with the foundation and project underground pipelines of the construction site prior to MM/DD, 2017, and be responsible for the authenticity of the information.

(5) The certificate, the name of the approval document and the time of completion of the construction handled by the Employer: handle the construction permit and other certificates, approvals and temporary land, water and power for construction that may cut off the road traffic and damage roads, electrical, communications and other public facilities The formalities for approval of the application as prescribed by laws and regulations.

(6) The delivery and acceptance requirements of benchmark and coordinate control point: submit it in writing to the Contractor for on-site inspection.

(7) The disclosing time for drawings reviewing and design: 3 days before commencement

(8) Assist in disposing protection work of underground pipelines and neighboring buildings, structures (including cultural relic protection buildings) and old tree and famous wood species surrounding the construction site: the Employer shall coordinate the settlement and bear all the economic expenses during the period.

(9) Other work to be done by the Employer agreed by both parties:            /

8.2 Work entrusted by the Employer to the Contractor:            /

9. Works of the Contractor

9.1 The Contractor shall complete the following work by the appointed time and requirement:

(1) Submission time of design document completed by the Contractor allowed by rating of design qualification and scope of business:            /

(2) Provide name and completion time of plan and statement:

on the 25th day of each month, the Employer and the Supervisor shall be provided with the completed project quantity report (including the project quantity change and the certified budget) and the construction progress plan and material purchase plan for the following month.

(3) Party B shall undertake the security work of construction and responsibility and requirement on daytime construction lighting: based on project demand, the Contractor shall provide and repair lighting and fencing facilities in construction and take charge of their security;

(4) Requirements on office and living building and facility provided to the Employer: three rooms

(5) Procedures of transportation, environmental sanitation and construction noise management in construction site needed to be transacted by the Contractor: observe the provisions of relevant departments on the construction site, traffic, construction noise, environmental protection and production safety, and handle the relevant formalities according to the relevant provisions, and notify the Employer in writing.

(6) Special requirements and costs for the protection of the completed project’s finished products: the Employer shall not bear any expenses for the protection of finished products constructed by the Contractor. For the construction of the project subcontracted by the Employer alone, the Contractor shall calculate the protection fee for finished products at 1% of the cost.

(7) Protection requirements and fee bearing of underground pipelines and neighboring buildings, structures (including cultural relic protection buildings) and old tree and famous wood species surrounding the construction site: the cost shall be borne by the Employer in accordance with the general terms,

(8) Requirements on construction site cleaning: ensure that the construction site is clean and in accordance with the relevant provisions of environmental sanitation management.

(9) Other work to be done by the Contractor agreed by both parties:            /

III. Construction organization design and construction period

10. Progress plan

10.1 The time of construction organization design (construction scheme) and progress plan provided by the Contractor: within 10 days of commencement.

The time confirmed by the engineers: within 7 days upon receiving the Contractor’s construction organization design and progress plan.

10.2 Requirements related to the progress plan in the complex project:            /

13. Construction delay

13.1 Other circumstances of construction period postponing agreed by both parties: In case of shutdown due to the Employer’s failure to provide the conditions for commencement of work as required, ordered by the competent department as a result of the Employer’s failure to handle relevant formalities, design change of project quantity, power failure of more than eight hours accumulatively in a week, the force majeure and other non-contractor reasons, the construction period shall be postponed accordingly, which shall be approved by the Supervisor and the on-site representative of Party A.

IV. Quality and acceptance

14. Quality standard

1. Strictly check the work and construction scope of Party B, protect the finished products, avoid cross-contamination, clean and wipe the working face in time. Ensure that the finished products are not damaged or cross-contaminated due to Party B’s reasons, or it will be taken as the non-conforming project.

2. Strictly comply with the construction drawings and related specifications and standards, and ensure that the quality of the project must meet the national construction quality acceptance standards or above.

3. According to the requirements of Party A, Party B shall first construct a local project, which shall be regarded as the quality acceptance and pricing standards of the project. After reaching the written approval of Party A, the local project shall be regarded as the quality model standard for acceptance of Party B’s project quality.

15. Acceptance

1. It is implemented according to the acceptance standard of qualified project.

2. Concealed works and intermediate acceptance

2.1 Intermediate acceptance part: all sub-projects and processes, as well as all concealed works, waterproofing projects, facilities and equipment, shall be subject to intermediate acceptance in accordance with relevant industry regulations.

2.2 If it is necessary to conduct the concealed work and the intermediate acceptance of the project, Party B shall first conduct self-inspection, and then notify the supervision engineer in writing of the acceptance. The notice shall specify the contents, time and place of concealment and intermediate acceptance. Where Party B prepares the acceptance record and the acceptance is qualified, the engineer shall sign the acceptance record for confirmation, and Party B may carry out concealed works and continue construction after signing, confirmation and consent. Party B shall unconditionally peel off or open holes in the hidden project if the chief engineer of Party A and the supervision engineer of Party A, whether participating in the acceptance or not, have objection to the concealed work and require re-inspection. When the project is qualified after inspection, the proposer shall bear all the expenses and the construction period shall be postponed; however, if the project is found unacceptable, Party B shall assume all the expense incurred thereby without changing the construction progress.

V. Safe and civilized construction

Conform to the standard for safe and civilized construction site in the Guangdong Province.

VI. Contract price and payment

23. Contract price and adjustment

23.1 The contract price is tentatively about 70 million yuan (settled according to the actual cost).

(1) Adopt the fixed contract price. The risk scope included in contract price: /

② There are no problems left over from the contracted project;

③ The terms of the construction project design and construction contract are fully performed;

④ Party B has fully implemented the terms promised in the Contract.

2.2 The following information shall be provided in the completion settlement:

① Written statement document in triplicate and one electronic document thereof (including project quantity calculation document);

② Design change notice and project contact list;

③ Valid project certified list;

④ Certificate of acceptance upon completion of the project;

⑤ Other valid documents related to project settlement.

⑥ Relevant construction plan and construction organization design of Party B shall not be used as the basis for settlement, but only as the technical guidance materials for Party B to complete the project, but the total construction period shall be the basis for settlement appraisal.

2.3 The completion statement shall be prepared in accordance with the following requirements: it shall comply with the settlement regulations.

X. Default, claim and dispute

35. Liability for breach of contract

1. After this Agreement comes into effect, Party A shall have the right to terminate this Contract after consultation between both parties if Party B is unable to complete the project construction as agreed in this Contract (Agreement), and in such case Party B shall leave the site unconditionally and compensate Party A for its losses.

2. Party B shall sign for the completion of the project (within days) and submit it to Party A for pre-sale upon acceptance, and shall be liable for the breach of contract and compensate Party A for the loss of sales by Ten thousand yuan only per day for every delay of Party A’s pre-sale. The maximum fine shall not exceed 3% of the contract amount.

3. When Party B completes the project construction as agreed, Party A’s failure to allocate the project payment as agreed herein shall be deemed as breach of contract. Party A shall pay the default penalty at 5% of the actual project payment owed to Party B every month until the project payment is paid off.

4. If either party fails to perform the duties as agreed in the contract, the defaulting party shall compensate the other party for all the economic losses incurred. In case of shutdown due to Party A, Party A shall assume all economic losses arising therefrom. In case of shutdown due to Party B, Party B shall assume all economic losses arising therefrom.

36. Claim

36.1 Both parties agree to be subject to the general terms of the contract in respect of claim.

37. Dispute

37.1 Both parties agree that, if the disputes occur in the process of implementing contract:

(1) Both parties shall settle the matter through friendly negotiation. In case the negotiation fails, either party may file a lawsuit to the People’s Court of the place where Party B is located.

XI. Project Construction and Relevant Provisions

1. According to the drawings and requirements provided by Party A, Party B shall be responsible for the organization, construction production and management, production safety and civilized construction of the whole project construction personnel according to the construction drawings.

2. Party B shall submit the roster of construction personnel, copy of ID card and fingerprint attendance record to Party A for review and filing, otherwise, it shall not be considered as the construction personnel of the project, and the construction site shall be equipped with face recording machine and finger touching machine for attendance registration of attendance construction personnel, and the monthly attendance list and salary signing sheet shall be submitted to Party A monthly.

3. During the construction period, the water and electricity expenses shall be paid by Party B.

4. The fixed salary of the project includes the salary of the construction personnel, all labor insurance and welfare, overtime payment, rush fee and all unforeseen expenses of Party B. Party B shall not ask Party A for salary increase on the grounds of shortening the construction period or other reasons. Labor insurance expenses and safety responsibilities shall be borne by Party B.

5. Without the consent of Party A, Party B shall not subcontract the project to a third party for construction (except labor subcontracting and professional subcontracting), otherwise, Party A has the right to cancel the contract.

6. If the quality of the project made by Party B meets the acceptance standards of Party A, the owner, the supervision and quality inspection department, Party B completes the project quantity on schedule, the safe and civilized construction meets the requirements of Party A, and Party B complies with the provisions of the contract and carries out the project according to the rules and regulations of Party A, then Party A shall pay Party B the project payment in accordance with the terms of the contract. At the same time, Party B shall be rewarded for safe and civilized construction according to the contract.

7. Upon completion of the project, Party B shall notify Party A in writing that Party A shall arrange for acceptance within seven days if Party B’s project data and project quality meet the acceptance conditions. In the case that Party B’s project meets the acceptance conditions, if Party A fails to organize acceptance within the above time period, Party A shall bear the expenses arising therefrom.

8. When Party A pays the progress payment to Party B in each installment, Party B shall submit the workers’ roster and the salary amount balance sheet indicating the construction progress of each worker to the finance department as the payment procedure and submit it to Party B. Party B shall settle the wages of the workers after the completion of each type of work.

9. Construct strictly in accordance with the change notice of the construction drawings and design, and strictly implement the existing Construction Technology Acceptance Specification. Respect and obey the supervision and command of the construction, supervision unit and the management personnel of Party A, and shall not insult or extremity excesses against the aforesaid personnel, so as to ensure the safe and civilized construction. Party B shall make all kinds of technical disclosure and safety advice to all the workers who enter the site. Only the workers who have obtained the construction permit of Party A can enter the site for construction work.

10. Strict safety education for the team. When entering the site, every worker must earnestly study, abide by and implement the Provisional Regulations on Safety Management (in conformity with) and other systems, raise the workers’ awareness of safety in production, ensure that they do not violate the safety operation regulations, avoid safety accidents, and assume administrative and economic responsibility for all work-related accidents, large or small, that violate the safety operation regulations and safety systems. Party B shall bear the economic and legal liabilities for all accidents caused by accidental negligence of the shift workers during working hours.

XII. Miscellaneous

1. Party A and Party B shall bear the fees payable by relevant government departments respectively.

2. After the Contract is signed, Party B shall have the duty of confidentiality, and shall not disclose the contents of the Contract, circulate it to the outside world or send copies to the outside world. In case of any citation, Party A shall be deemed to be in breach of contract by Party B, and Party A shall have the right to cancel and terminate the Contract, and Party A shall have the right to deduct and punish Party B for the breach of contract from the course payment of Party B.

3. During the period when Party B fails to receive Party A’s engineering payment (within one month, except for more than one month), it is necessary to collect funds on its own according to the contract to solve the problem of workers’ wages and materials payment. Party A shall not delay the payment of wages or other improper acts and affect the progress of the project on the ground of advance payment. Otherwise, Party B shall be deemed to have breached the contract as agreed in the contract, and Party A shall have the right to unilaterally terminate the contract and relevant terms, and the Contractor shall bear all liabilities for breach of contract. Party B shall be deemed to be fully aware of the project and capable of assuming all economic and legal liabilities of the project when signing the Contract. The comprehensive unit price of the project includes all expenses. Party B shall not offer compensation or disturb Party A’s project progress due to the rush period or other reasons. Otherwise, Party B shall be deemed to have breached the contract, and Party A shall have the right to terminate the contract and deal with it according to the breach of contract, and Party B shall bear all the responsibilities arising therefrom.

XIII. Guarantee of project construction: in order to ensure the smooth completion of the project construction, Party B shall pay Party A the project construction deposit of yuan (unit:10,000) or issue a performance bond of 3,000,000 yuan within two months after Party B enters the site and starts construction.

XIV. Guarantee of Payment:

1. In order to ensure the interests of Party A and Party B, and Party B shall receive the project payment. Party A agrees that Party B shall supervise the sales of the building, and both parties shall jointly manage account of sales department, and 80% of the sales amount shall be used for project payment first.

2. If Party A fails to pay in accordance with the contract, Party A shall be deemed to have breached the contract. Party A unconditionally agrees to compensate Party B for the actual project payment due to Party B at 70% of the market price for the shops and real estate of the project. Party A shall unconditionally handle the relevant procedures for transferring the real estate right under the name of Party B, hand over the property certificate to Party B for receipt, and deliver the shop and the real estate to Party B for use. All the expenses arising from handling the property right certificate of the shop and the real estate shall be borne by the owner.

3. All the project funds of Party A must be paid to the bank account designated by Party B, otherwise it will not be recognized, and Party B has the right to investigate Party A’s corresponding liability for breach of contract. Account information is as follows: Account name: Jiangsu Nantong Sanjian Holdings (Group) Co., Ltd; Account: 46001007636052503749; Opening bank: Fengxiang Road Sub-branch, Haikou City, China Construction Bank, Hainan Province.

XV. Supplementary provisions:

1. Any issue not covered by this agreement, will be settled between two parties through negotiation. The supplemental agreement shall have the same legal effect with the agreement.

2. In case of any dispute arising from this Agreement and other relevant matters under this Agreement, Party A and Party B shall settle the dispute through consultation or file a lawsuit with the people’s court of the place where Party B’s enterprise is located.

3. This Agreement shall be made in six copies, three for each party.

4. This agreement shall come into force upon the signature and seal of both parties, and shall become invalid after the completion of the project, the payment of all by Party A and the completion of the legal return visit period.

(No text blow)

Project quality warranty

Employer (full name): Shenzhen Jiana Technology Co., Ltd.

Contractor (full name): Jiangsu Nantong Sanjian Holdings (Group) Co., Ltd

In order to ensure the normal use of the commercial street (project name) of Hakka immigrant culture plaza business street within the reasonable service period, the Employer and the Contractor shall sign the project quality warranty through consultation. The Contractor shall bear warranty responsibility for project quality defects within quality warranty period in accordance with relevant stipulations and agreements by the two parties.

I. Scope and content of project quality warranty

The scope of quality warranty includes foundation projects, main structure works, roof waterproofing project, toilets, anti-seepage of rooms and external walls with waterproofing requirements, as well as electrical pipelines, water supply and drainage pipelines, equipment installation works, heating and cooling systems engineering, etc. Other agreements about quality warranty entered between the two parties are as follows:

It shall be implemented in accordance with the relevant national warranty provisions.

II. Quality warranty period

Quality warranty period is calculated from the date of actual completion of the project. For the project completed and accepted individually, quality warranty period shall be calculated separately according to individual project.

The Contractor shall guarantee the project contents of the quality warranty scope in accordance with the Regulations on Quality Management of Construction Projects.

The warranty period of other quality warranty contents may be agreed upon by oneself:

According to the general terms: (I) The foundation engineering and main structure is in the reasonable using period of this project regulated by the design document. (II) The toilets, rooms, roofs and external walls with waterproof requirements shall be guaranteed against leakage for five years. (III) Electrical conduits, water supply and drainage pipelines and decoration project shall be guaranteed for two years.

III. Quality warranty responsibility

1. The Contractor shall send personnel to repair within 7 days after receiving repair notice for items within warranty scope and contents. If the Contractor fails to send personnel to repair within the agreed limit period, the Employer can entrust other personnel to repair and repair expense shall be deducted from the quality warranty fund.

2. If emergency repair accidents occur (such as leakage of water and gas and so on), the Contractor shall immediately arrive at the site of the accident after receiving the notice of the accident. The employer shall undertake repair expense for accidents not caused by contractor’s construction quality.

3. The Contractor shall ensure the quality of ground foundation project and main structures within the rational project operation period regulated by the state. The Contractor shall pay for personal and property damages caused by the Contractor within the rational project operation period.

4. In addition to the foundation project and the main structure engineering, the Contractor shall perform the warranty obligations for the items and contents within the scope of quality assurance, and shall also pay the warranty fund. The engineering quality warranty fund shall generally not exceed 3% of the engineering price paid for the project.

5. The agreed percentage of warranty fund in this project is 3% of the contract price, with no interest rate.

6. If the quality warranty fund of the project is determined according to the warranty project sheet, both parties shall agree on the appropriate proportion, amount and interest rate of the warranty:

none

7. The Employer shall return the remaining warranty fund and interest to the Contractor within 14 days after the expiration of the quality warranty period.

IV. Miscellaneous

1. In case of construction quality problems during the warranty period, Party B shall repair them free of charge.

2. Party B shall be present for repair within three days after receiving the repair notice from Party A, otherwise Party A shall have the right to entrust a third party for repair, and the cost thereof shall be deducted from the warranty fund at the rate of three times the normal price.

As annex of the contract, the project quality warranty certificate shall be jointly signed by the Employer and the Contractor in the construction contract.

Review opinions of the construction administrative department:

Handler:	Examining authority (sealed)

MM/DD/YYYY

The authentication opinions of industrial and commercial administrative department:

Handler:	Verification authority (sealed)

MM/DD/YYYY